                 AGREEMENT OF PURCHASE AND SALE


   THIS AGREEMENT is dated for reference November 1, 1999.


BETWEEN:

MR. EDWARD YAU, MR. MIKE HANSON, MR. SHING
YAU, MR. LAWRENCE YAU, MRS. PHYLLIS HANSON,
MR. STEVE HANSON, MR. KIRBY LOUIE, MR. ROBERT
HUIE, MS. JULIE HANSON and MR. KEN YAU whose collective address for delivery is 12191
McNeely Drive, Richmond, British Columbia,
V6V 2S1;

(the "Vendors")

                                            OF THE FIRST PART

AND:

SURFORAMA.COM, INC., a corporation duly
incorporated pursuant to the laws of Nevada with an office located at 412 - 675 West
Hastings Street, Vancouver, British Columbia
V6B 1N2;

(the "Purchaser")
                                            OF THE SECOND PART

W H E R E A S

A. The Vendors are the registered holders and beneficial owners of all the issued and outstanding shares in the capital of Surforama.com Portal Services Inc., a company incorporated pursuant to the laws of the Canada Business Corporations Act (the
"Company"), being one hundred common shares without par value; and

B. The Purchaser has agreed to purchase and the Vendors have agreed to sell, all right, title and interest the Vendors have in the Company, subject to the terms of this Agreement;

   NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   VENDOR'S REPRESENTATIONS

The Vendor represents and warrants to the Purchaser that:

(a) The issued and outstanding share capital of the Company consists of one hundred common shares without par value
(the "Shares") which were issued as fully paid and non-assessable. The Vendors are the registered holders and beneficial owners of the Shares which are validly issued and free and clear of all liens, charges and encumbrances;

(b) The Vendors have good and sufficient right and authority to enter into this

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                                2

Agreement on the terms and conditions herein set forth and to transfer the legal title and beneficial ownership of the Shares to the Purchaser;

(c) The Company is a company duly incorporated under the laws of Canada, is a non-reporting company, and is a valid and subsisting company in good standing in accordance with the Canada Business Corporations Act;

(d) The Memorandum and Articles of the Company permit the Company to carry on its present business;

(e) The performance of this Agreement will not be in violation of the Memorandum, Bylaws or Articles of the Company or any of Agreement to which the Vendors or the Company are a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of the Company;

(f) The constating documents of the Company have not been altered since the date of incorporation of the Company;

(g) No dividends or other distribution on the Shares in the capital of the Company have been made, declared or authorized since incorporation;

(h) The corporate records and minute books of the Company contain complete and accurate minutes of all meetings of the directors and shareholders of the Company held since incorporation. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of the Company are complete and accurate;

(i) All material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records;

(j) The Company has good and marketable title to the "surforama.com" website and all assets and intellectual property comprised therein, all of which assets are free and clear of all liens, charges and encumbrances;

(k) The Company holds all permits, licences, registrations and authorizations necessary to own and operate its assets and carry on its business;

(l) The Company is not in violation of any federal, provincial, state, municipal or other law, regulation or order of any government or regulatory authority;

(m) There are no liabilities of any kind, contingent or otherwise of the Company, and to the best of the knowledge of the Vendor, there is no basis for assertion against the Company of any liabilities of any kind;

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                                3

(n) No payments of any kind have been made or authorized since the date of the Company's incorporation (the
"Incorporation Date") to or on behalf of the Vendors or under any management agreements with the Company save and except in the ordinary course of business;

(o) Since the Incorporation Date, the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation;

(p) All tax returns and reports of the Company required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct.
 All taxes and other government charges, in any, have been paid;

(q) Since the Incorporation Date, the Company has not sold, assigned, transferred, leased or otherwise disposed of any interest in its assets, except in the ordinary course of business;

(r)  The Vendors have no knowledge of any:

  (i) actions, suits, investigations or proceedings against the Company which are in progress, pending or threatened before or by any federal, provincial, state municipal or other governmental department, commission, board, bureau or agency;

 (ii) outstanding judgments of any kind against the Company; and

(iii) occurrences or events which have, or might reasonably be expected to have, a material adverse effect on the Company's business or the results of its operations.

(s) The Company does not have any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written or implied with employees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers or others which cannot be terminated on not more than one month's notice;

(t) The Company is not subject to any agreement with any labour union or employee association; and

(u) The Company has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards and workers' compensation.

2.  PURCHASER'S REPRESENTATIONS

The Purchaser represents and warrants to the Vendors that the Purchaser has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body

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                                4


corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which it is bound or to which it is subject.

3.  EFFECT OF REPRESENTATIONS

3.1 The representations and warranties of the Vendors and the Purchaser (the "Parties") set out above form a part of this Agreement and are conditions upon which the Parties have relied in entering into this Agreement and shall survive the acquisition of the Shares by the Purchaser.

3.2 The Parties will indemnify and save each other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

4.  SALE OF SHARES

4.1 The Vendors hereby sell, grant and devise to the Purchaser a 100% undivided right, title and interest in and to the Shares in consideration of the Purchaser issuing 17,240,000 shares of common stock to the Vendors at a deemed price of $0.001 per share (the "Purchaser Shares") as follows:

      Name of Vendor                 Number of Purchaser Shares
      --------------                 --------------------------

      Edward Yau                             5,410,000
      Mike Hanson	                     5,410,000
      Shing Yau                                890,000
      Ken Yau                                  890,000
      Lawrence Yau                             890,000
      Phyllis Hanson                           890,000
      Steve Hanson                             890,000
      Julie Hanson                             890,000
      Kirby Louie                              540,000
      Robert Huie                              540,000

4.2	In further consideration of the purchase of the Shares, the
Purchaser:

(a) Hereby grants to certain of the Vendors the right to subscribe for 1,400,000 shares in the common stock of the Purchaser at a price of US$0.001 per share as follows:

      Name of Vendor                 Number of Purchaser Shares
      --------------                 --------------------------

      Edward Yau                            500,000
      Mike Hanson                           500,000
      Kirby Louie	                    200,000
      Robert Huie                           200,000;

      and

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                                5

(b) shall appoint Edward Yau and Mike Hanson as directors of the Purchaser.

5.  CLOSING

The sale and purchase of the Shares shall be closed at the office of the Purchaser at 10:00 A.M. (Vancouver time) on November 5, 1999, or on such other date or at such other place as may be agreed upon by the Parties (the "Closing").

6.  CONDITIONS PRECEDENT TO CLOSING

6.1	The obligation of the Purchaser to complete the purchase of
the Shares shall be subject to the Vendor providing the Purchaser with the following on or before Closing:

(a) A certified copy of resolutions of the Directors of the Company authorizing the transfer of the Shares from the Vendors to the Purchaser, the registration of the Shares in the name of the Purchaser and the issuance of a share certificate in the name of the Purchaser;

(b) Share certificates representing the Shares issued in the name of the Vendors accompanied by a duly executed
Irrevocable Power of Attorney to transfer such share;

(c) A share certificate registered in the name of the Purchaser, signed by the President of the Company, representing the Shares; and

(d)  The corporate seal and minute books of the Company.

6.2 The conditions precedent set forth in subparagraph 6.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing, in whole or in part, on or before Closing. Any such waiver by the Purchaser shall not prejudice or affect the rights of the Purchaser in respect of the warranties and representations of the Vendor set forth in paragraph 1 of this Agreement which shall survive Closing.

6.3 The obligation of the Vendors to complete the sale of the Shares shall be subject to the Purchaser providing the Vendors with the following on or before Closing:

(a) A certified copy of resolutions of the Director of the Purchaser authorizing the issuance of the Purchaser
Shares to the Vendors in accordance with paragraph 4.1 hereof and appointing Edward Yau and Mike Hanson as directors of the Purchaser; and

(b) Share certificates representing the Purchaser Shares issued in the name of the Vendors.

6.4 The conditions precedent set forth in subparagraph 6.3 are for the exclusive benefit of the Vendors and may be waived by the Vendors in writing, in whole or in part, on or before Closing.


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                                6

Any such waiver by the Vendors shall not prejudice or affect the rights of the Vendors in respect of the warranties and representations of the Purchaser set forth in paragraph 2 of this Agreement which shall survive Closing.

6.5 It is mutually understood and agreed by and between the Parties that the terms of this Agreement will be subject to all of the representations and warranties of the Vendors and Purchaser made in or pursuant to this Agreement being true and correct in all material respects at Closing and with the same effect as if made at and as Closing.

7.  FURTHER ASSURANCES

The Parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

8.  ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject of this Agreement.

9.  NOTICE

9.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, in the case of the Vendors addressed as follows:

            Surforama.com Portal Services Inc.
            12191 McNeely Drive
            Richmond, British Columbia
            V6V 2S1;

and in the case of the Purchaser addressed as follows:

            Surforama.com, Inc.
            412 - 675 West Hastings Street
            Vancouver, British Columbia
            V6B 1N2

and any notice given as aforesaid shall be deemed to have been given, when delivered.

9.2 Either party may time to time by notice in writing change its address for the purpose of this section.

10.  TIME OF ESSENCE

Time shall be of the essence of this Agreement.

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                                7

11.  TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

12.  SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.  APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of British Columbia. The Parties agree to attorn to the jurisdiction of the Courts of the Province of British Columbia.

14.  ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


/s/ Edward Yau                      /s/ Mike Hanson
------------------------            --------------------------
Edward Yau                          Mike Hanson

/s/ Shing Yau                       /s/ Lawrence Yau
------------------------            --------------------------
Shing Yau                           Lawrence Yau

/s/ Phyllis Hanson                  /s/ Steve Hanson
------------------------            --------------------------
John Hanson                         Steve Hanson

/s/ Kirby Louie                     /s/ Robert Huie
------------------------            --------------------------
Kirby Louie                         Robert Huie

/s/ Ken Yau                         /s/ Julie Hanson
------------------------            --------------------------
Ken Yau                             Julie Hanson

THE COMMON SEAL of               )
SURFORAMA.COM, INC.              )
was hereunto affixed in          )
the presence of:                 )                            C/S
                                 )
Greg Yanke                       )
-------------------------        )